                                                            Exhibit (p)(II)(3)

                               MACKAY SHIELDS LLC

                                 CODE OF ETHICS

                                TABLE OF CONTENTS

Code of Ethics
      Exhibit A - Conflict of Interest Questionnaire
      Exhibit B - CFA Institute Code of Ethics for Chartered Financial Analysts Exhibit C - Acknowledgement of Receipt of Code and Amendments
      Exhibit D - Annual Certification of Compliance with Code

Personal Investment Policy
      Exhibit E - Initial Holdings and Accounts Report
      Exhibit F - Quarterly Transactions and Accounts Report
      Exhibit G - Annual Holdings, Transactions and Accounts Report Exhibit H - Acknowledgement of Receipt of Personal Investment Policy
      Exhibit I - Personal Securities Trading Preclearance Request Form

Insider Trading Policy & Procedures
      Exhibit J - Acknowledgement and Representation

Restricted List Policy

Watch List Policies and Procedures

Selective Mutual Fund Holdings Disclosure Policies
      MacKay Shields LLC
      New York Life Investment Management LLC (and supplemental memo)

Information Security & Privacy Policy
      Attachment K - Acknowledgement
      Attachment L - Policy for MacKay Shields Affiliated Hedge Funds

Gift and Entertainment Policy
      Exhibit M - Report of Gifts and Entertainment
      Exhibit N - Quarterly Report of Gifts and Entertainment
      Exhibit O - Summary

                                                            Exhibit (p)(II)(3)

                               MACKAY SHIELDS LLC
                                 CODE OF ETHICS

This Code of Ethics (the "Code") has been adopted by MacKay Shields LLC ("MacKay" or the "Company") in order to set forth applicable guidelines and procedures that promote ethical practices and conduct by all of its officers, directors, employees and anyone who provides investment advice on behalf of MacKay and is under MacKay's supervision and control ("Supervised Persons"). Copies of the Code and any amendments to the Code are provided to all Supervised Persons and all recipients of the Code and any amendments are to read them carefully, retain them for future reference and abide by their requirements.

The MacKay policies entitled "Personal Investment Policy, "Insider Trading Policy & Procedures", "Restricted List Policy", "Watch List Policies and Procedures", "Selective Mutual Fund Holdings Disclosure Policies", "Information Security & Privacy Policy", and "Gift and Entertainment Policy" attached hereto are incorporated into the Code and are an integral part of its requirements.

MacKay requires that all Supervised Persons observe the applicable standards of duty and care and comply with applicable federal and state securities laws. A Supervised Person may not evade the provisions of the Code by having another person, including a friend, relative or other, act or fail to act in a manner in which the Supervised Person is prohibited.

1.    PRINCIPLES AND STANDARDS

      1.1 General Policy . It shall be a violation of this Code and its procedures, for any employee of the firm, in connection with the purchase or sale, directly or indirectly, of any security held or to be acquired by any client including a registered investment company or other entity (collectively a "Client"):

            - to employ any device, scheme or artifice to defraud any Client for which the firm serves as an investment adviser or sub-adviser;

            - to make to the Client any untrue statement of a material fact necessary or to omit to state to the Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made not misleading;

            - to engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Client; or

            - to engage in any manipulative practice with respect to the Client.

      1.2 Statement of General Fiduciary Principles and Standards of Business Conduct. The following general fiduciary principles and standards of business conduct shall govern personal investment activities and the interpretation and administration of this Code:

            -     The interests of Clients must be placed first at all times;

            - All personal securities transactions must be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility;

                                                            Exhibit (p)(II)(3)

            - Supervised Persons should not take inappropriate advantage of their positions; and

            - Supervised Persons must comply with applicable federal and state securities laws.

            This Code does not attempt to identify all possible conflicts of interest, and literal compliance with each of its specific provisions will not shield Supervised Persons from liability for personal trading or other conduct that violates a fiduciary duty to Clients.

      1.3 Guidelines. As a fundamental requirement, MacKay demands the highest standards of ethical conduct on the part of all its Supervised Persons. All Supervised Persons must abide by this basic standard and never take inappropriate advantage of their position with the Company.

2.    CONFLICTS OF INTEREST

      2.1 Each Supervised Person is under a duty to exercise his or her authority and responsibility for the primary benefit of Clients and MacKay and may not have outside interests conflicting with the interests of the Company or its Clients. Each person must avoid any circumstance that might adversely affect or appear to affect MacKay, its clients or his or her duty of complete loyalty to MacKay and its Clients in the discharge of his or her responsibilities. This duty includes the protection of Client and Company confidential information and MacKay's reputation for trustworthy financial service.

      2.2 As part of this ongoing responsibility, each Supervised Person has the duty to disclose to MacKay any interest that he or she may have in any firm, corporation or business unit that is not affiliated or participating in any joint venture or partnership with MacKay or its affiliates. (An "affiliate" means any company controlling, controlled by or under common control with, MacKay.) Disclosure should be timely so that MacKay may take action concerning any possible conflict as it deems appropriate. It is recognized, however, that MacKay has or may have business relationships with many organizations and that a relatively small interest in publicly traded securities of an organization does not necessarily give rise to a conflict of interest. Therefore, the following procedures and the Annual Questionnaire have been adopted and approved by MacKay.

      2.3 It is considered generally incompatible with a Supervised Person's duties to MacKay to assume the position of director of an outside corporation or entity. A Supervised Person should report to MacKay any invitation to serve as a director of any entity that is not an affiliate. The Supervised Person must receive the written approval of the General Counsel or Chief Compliance Officer ("CCO") prior to accepting any such directorship. Any approval is subject to such conditions as may be imposed by the General Counsel or CCO. In the event that approval is given, the company in question shall immediately be placed on MacKay's "Restricted List".

      2.4 Except as approved by the General Counsel or CCO, it is considered generally incompatible with the duties of a Supervised Person of MacKay to act as an officer, general partner, consultant, agent, representative, trustee or employee of any other business, other than an affiliate of MacKay.

                                                            Exhibit (p)(II)(3)

      2.5 Except as approved by the General Counsel or CCO, Supervised Persons may not have a monetary interest, as principal, co-principal, agent or beneficiary, directly or indirectly, or through any substantial interest in any other corporation or business unit, in any transaction involving MacKay, subject to the same exceptions as are specifically permitted under law.

      2.6 Once a year, a "Questionnaire On Conflicts Of Interest", substantially in the form of Exhibit A, shall be distributed to each Supervised Person for completion and filing with the General Counsel or CCO. Each Supervised Person is responsible for promptly supplementing the annual questionnaire as necessary to reflect any material change between annual filings.

3. THE CODE OF ETHICS AND STANDARDS OF PROFESSIONAL CONDUCT - FOR CHARTERED FINANCIAL ANALYSTS

      In addition to this Code, MacKay requires that each of its Supervised Persons who are chartered financial analysts comply with the provisions of the CFA Institute's Code of Ethics and Standards of Professional Conduct applicable to chartered financial analysts, which is set forth as Exhibit B.

4.    MUTUAL FUND CODES OF ETHICS

      MacKay requires Supervised Persons to comply with this Code of Ethics. It should be noted that as a sub-adviser to registered investment companies, the Company and certain of its employees (i.e., Portfolio Managers, Analysts, Traders, etc.) may be considered "Access Persons" of such registered investment companies, under Rule 17j-1 of the Investment Company Act of 1940. The Company has determined that compliance with this Code will satisfy the requirements of Rule 17j-1 applicable to the Company and such employees that apply because of such sub-advisory services.

5.    REPORTING OF CODE VIOLATIONS

      Each employee shall promptly notify the General Counsel or CCO of any violation of the Code.

6.    ACKNOWLEDGMENT AND ANNUAL CERTIFICATION

      Each Supervised Person must acknowledge in writing his or her receipt of the Code and any amendments thereto. In addition, each Supervised Person must certify annually that he or she has read and understood, and that he or she is subject to and has complied with, the Company's Code of Ethics. Such acknowledgement and certification shall be substantially in the form of Exhibits C and D, respectively.

7.    SANCTIONS

      While compliance with the provisions of the Code is fully expected, Supervised Persons should be aware that in response to any violations, the Company shall take whatever action is

                                                            Exhibit (p)(II)(3)

deemed necessary under the circumstances including, but without limitation, the imposition of appropriate sanctions. These sanctions may include, among others, the reversal of trades, reallocation of trades to client accounts, disgorging profits, paying fines or, in more serious cases, suspension or termination of employment.

8.    REVIEW BY GENERAL COUNSEL OR CCO

      The General Counsel or CCO will undertake a quarterly review with respect to the Code to verify that the Code is being followed. The results of this review will be set forth in a quarterly report. The report shall specify any related concerns and recommendations and be accompanied by the appropriate exhibits.

9.    RESPONSIBILITIES OF THE COMPLIANCE COMMITTEE

      The Compliance Committee will review quarterly the summary report of the General Counsel or CCO and shall take appropriate action.








Effective July 1, 2005

                                                            Exhibit (p)(II)(3)

                               MACKAY SHIELDS LLC
                                 CODE OF ETHICS
                                    EXHIBIT A

                     QUESTIONNAIRE ON CONFLICT OF INTERESTS

                                          NAME:____________________________

                                          TITLE:_____________________________

1. Please list any officership, directorship, trusteeship or material employment that you (or any member of your Immediate Family as defined in MacKay's Personal Investment Policy) hold in any corporations, associations, partnerships or companies or in any affiliates of MacKay Shields LLC (the "Limited Liability Company"). If you do not have any, please insert "NONE" below.

2.    (a)   Please list any material financial interest (that is, to your knowledge an ownership interest equal to or greater than 1% of such entity or 10% of your (or your Immediate Family member's) total net worth (hereinafter referred to as a "Material Interest") you (or any such Immediate Family member) may have in any business unit which you know is a supplier of or soliciting orders for sales or services to the Company or its affiliates. If you do not have any, please insert "NONE" below.


      (b) Please list any Material Interest you (or member of your Immediate Family) may have in any business unit which you know is doing business with the Company or its affiliates, other than suppliers referred to above. If you do not have any, please insert "NONE" below.

3. Please list any Material Interest you (or member of your Immediate Family) may have in any business unit. If you do not have any, please insert "NONE" below.

4. Please list the names (not amount of the holdings) of any corporations or business units in which you (or any member of your Immediate Family) have a Material Interest and in which, to your knowledge, the Company or its affiliates or clients has an investment. If you do not have any, please insert "NONE" below.

                                                            Exhibit (p)(II)(3)

5. Please list the names of any corporations or business units in the following categories in which you (or any dependent relative) may have a Material Interest. (The amount of holding or the number of shares of stock need not be listed.) If you do not have any, please insert "NONE" below.

      (a) Any investment advisor, investment banking firm, brokerage firm or other business unit other than affiliates. (Do not include brokerage or similar accounts or investments in mutual funds.)

      (b) Any Company or business unit in which to your knowledge the Company or a client or an affiliate has an investment.

      (c) Any company, other than affiliates, whose principal business is the issuance and sale of life insurance, annuities or accident and health insurance policies, or the provision of financial or health services or products (including any life insurance or health insurance agency, brokerage or insurance consultant firm). Do not include interests in policies, annuities or health insurance contracts.

      (d) Any mortgage loan correspondent of any affiliate or any other concern engaged primarily in the business of buying, selling or servicing real estate mortgages. (Do not include mortgages upon property owned by you, or personal investments in real estate investment trusts.)

6. Please list (i) the names of any business firms in which you (or a member of your Immediate Family) have a Material Interest and which have property which to your knowledge is subject, in whole or in part, to a real estate mortgage held by the Company, its affiliates or the Company's employees, officers or members of its board of directors and (ii) any of your (or your dependent relative's) financial liabilities, including with respect to real estate to the Company, its affiliates or the Company's employees, officers or members of its board of directors. If you do not have any, please insert NONE below.


7. Please list or summarize any financial interest you (or any member of your Immediate Family), have which, in your opinion, affects or might appear to affect adversely the discharge of your duties and responsibilities to the Company. If you do not have any, please insert "NONE" below.

If a material change occurs in any matters reported in this Questionnaire or new circumstances are discovered evidencing any conflict of interests or other deviations from the Company's Code of

                                                            Exhibit (p)(II)(3)

Ethics, the undersigned hereby undertakes promptly to file with the General Counsel an appropriate amendment or supplement to this Questionnaire until it is superseded by the next completed Annual Questionnaire.

Date:_______________________,                ___________________________________
                                                              (Signature)

                                             ___________________________________
                                                              (Name)

                                             ___________________________________
                                                              (Title)

If any of the spaces allocated above are insufficient, please attach a complete list following this signature page.

                                                            Exhibit (p)(II)(3)

                               MACKAY SHIELDS LLC
                                 CODE OF ETHICS
                                    EXHIBIT B

                          CFA INSTITUTE CODE OF ETHICS

         http://www.cfainstitute.org/standards/pdf/codeandstandards.pdf

                                                            Exhibit (p)(II)(3)

                               MACKAY SHIELDS LLC
                                 CODE OF ETHICS
                                    EXHIBIT C

       ACKNOWLEDGEMENT OF RECEIPT OF THE CODE OF ETHICS AND ANY AMENDMENTS


I hereby certify that I have received a copy of [the amendment to] the MacKay Shields Code of Ethics (the "Code") [in effect as of date], which includes the Personal Investment Policy, Insider Trading Policy & Procedures, Restricted List, Watch List Policy & Procedures, Selective Mutual Fund Holdings Disclosure Policies, Information Security and Privacy Policy, and Gift and Entertainment Policy, have read the Code and these other policies, and understand the relevant requirements.

                                          _________________________________
                                          Name:
                                          Position:


__________________________
Date

                                                            Exhibit (p)(II)(3)

                               MACKAY SHIELDS LLC
                                 CODE OF ETHICS
                                    EXHIBIT D

           ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS

I hereby certify that I have received a copy of the MacKay Shields Code of Ethics (the "Code"), which includes the Personal Investment Policy, Insider Trading Policy & Procedures, Restricted List, Watch List Policy & Procedures, Selective Mutual Fund Holdings Disclosure Policies, Information Security and Privacy Policy, and Gift and Entertainment Policy, have read the Code and these other policies, and understand the relevant requirements.

I further certify that I am subject to the Code and its related policies and have complied with all the requirements set forth therein.

                                          ______________________________
                                          Name:
                                          Position:


______________________________
Date

                                                            Exhibit (p)(II)(3)

                           PERSONAL INVESTMENT POLICY
                                TABLE OF CONTENTS

1.    General

2.    Definitions
            Automatic Investment Plan
            Beneficial Interest
            Covered Security
            Day
            Discretionary Managed Account
            Immediate Family
            Reportable Fund
            Reportable Security
            Supervised Person

3.    Reporting Requirements
            Initial Holding and Accounts Reports
            Quarterly Transactions and Accounts Reports
            Annual Holdings, Transactions and Accounts Reports
            Exception
            Disclaimer
            Additional Quarterly Report
            Duplicate Monthly Statements and Confirmations
            Annual Certification

4.    Restrictions
            Pre-Clearance
            "Front-Running" and "Scalping"
            Use of Brokerage for Personal or Family Benefit
            No Personal Trades Through MacKay's Traders
            Initial Public Offerings
            Private Placements
            Restricted and Watch Lists
            Inside Information
            Maximum Trades Per Quarter
            Short Term Trading

5.   Sanctions

6.   Review by General Counsel or Chief Compliance Officer

7.   Responsibilities of Compliance Committee

Exhibit E - Initial Holdings and Accounts Report
Exhibit F - Quarterly Transactions and Accounts Report
Exhibit G - Annual Holdings, Transactions and Accounts Report
Exhibit H - Acknowledgement of Receipt of Personal Investment Policy
Exhibit I - Personal Securities Trading Preclearance Request Form

                               MACKAY SHIELDS LLC

                                                            Exhibit (p)(II)(3)

                           PERSONAL INVESTMENT POLICY

1.    GENERAL

      MacKay Shields LLC ("MacKay", the "Company" or the "Firm") owes an undivided loyalty to its clients. MacKay also recognizes the need to permit its Supervised Persons' reasonable freedom with respect to their personal investment activities. It is important to accommodate these in an appropriate way that (a) acknowledges the possibility of conflict between these duties and (b) sets forth standards to assure that the primary duty of loyalty to MacKay's clients is fulfilled.

      This policy ("Policy") supersedes and replaces in full any earlier policies on the subjects regulated.

      Any questions that arise relating to the Policy should be referred to the General Counsel or Chief Compliance Officer ("CCO"). This Policy is applicable to all Supervised Persons of MacKay.

      Each employee of MacKay is to maintain records adequate to establish that the individual's personal investment decisions did not involve a conflict with the requirements of the Policy. If there is any question as to whether a proposed transaction might involve a possible violation of the Policy the transaction should be discussed in advance with the General Counsel or CCO.

2.    DEFINITIONS

      AUTOMATIC INVESTMENT PLAN - a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

      BENEFICIAL INTEREST - shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is the beneficial owner of a security for purposes of the Securities Exchange Act of 1934 and the rules and regulations thereunder. A beneficial owner is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities. A pecuniary interest in securities means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in those securities. A person is presumed to have an indirect pecuniary interest in securities held by members of a person's Immediate Family who either reside with, or are financially dependent upon, or whose investments are controlled by, that person. A person also has a beneficial interest in securities held: (i) by a trust in which he or she is a Trustee, has a Beneficial Interest or is the settlor with a power to revoke;
(ii) by another person and he or she has a contract or an understanding with such person that the securities held in that person's name are for his or her benefit; (iii) in the form of a right to acquisition of such security through the exercise of warrants, options, rights, or conversion rights; (iv) by a partnership of which he

                                                            Exhibit (p)(II)(3)

or she is a member; (v) by a corporation that he or she uses as a personal trading medium; or (vi) by a holding company that he or she controls.

      COVERED SECURITY - any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation on any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

      The term Covered Security does not include:

            -     direct obligations of the Government of the United States;

            - bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

            -     shares of registered open-end registered investment companies.

      DAY - a calendar day.

      DISCRETIONARY MANAGED ACCOUNT - an account over which a Supervised Person certifies that he or she has no direct or indirect influence or control over the selection or disposition of securities and no knowledge of transactions therein, provided, however, that direct or indirect influence or control of such account is held by a person or entity not associated with MacKay or any affiliate of MacKay and not a relative of such Supervised Person.

      IMMEDIATE FAMILY - any of the following relatives: child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, including adoptive relationships. The term also includes: (i) any unrelated individual whose investments are controlled and whose financial support is materially contributed to by the person; and (ii) "significant others".

      REPORTABLE FUND - (i) any registered investment company and series thereof for which MacKay is the investment manager, investment adviser or sub-adviser; or (ii) any registered investment company whose investment adviser or principal underwriter controls MacKay, is controlled by MacKay or is under common control with MacKay. For purposes of this section, control has the same meaning as it does in Section 2(a)(9) of the Investment Company Act of 1940. For these purposes, Reportable Fund includes any investment company advised or sub-advised by Mackay Shields or any affiliates of New York Life Investment Management ("NYLIM") and any investment company whose investment adviser or principal underwriter is controlled by or under common control with Mackay Shields, including the MainStay Funds, the McMorgan Funds, the Eclipse Funds and the Nations High Yield Bond Fund.

                                                            Exhibit (p)(II)(3)

        REPORTABLE SECURITY - any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation on any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

      The term Reportable Security does not include:

            -     direct obligations of the Government of the United States;

            - bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

            -     shares issued by money market funds;

            - shares of registered open-end registered investment companies other than Reportable Funds; and

            - shares issued by unit investment trusts that are invested exclusively in one or more open-end registered investment companies, none of which are Reportable Funds.

            SUPERVISED PERSON - any officer, director (or other person occupying a similar status or performing similar functions) or employee of MacKay, or other person who provides investment advice on behalf of MacKay and is subject to the supervision and control of MacKay.

3.    REPORTING REQUIREMENTS

      3.1 Initial Holdings and Accounts Reports . Except as otherwise provided below, every Supervised Person shall report to the CCO or other designated person, no later than ten (10) days after the person becomes a Supervised Person (e.g., date of commencement of employment with the firm), the following information (which information must be current as of a date no more than 45 days prior to the date the person becomes a Supervised Person):

            - The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, of shares and principal amount of each Reportable Security in which the Supervised Person has any direct or indirect beneficial ownership;

            - The name of any broker, dealer or bank with which the Supervised Person maintains an account in which any securities are held for the Supervised Person's direct or indirect benefit;

            - The nature of the interest (i.e., direct or indirect ownership);

            -     The name and number of any such account; and

            -     The date the Supervised Person submits the report.

            Such report shall be in substantially the form of Exhibit E.

                                                            Exhibit (p)(II)(3)

      3.2 Quarterly Transactions and Accounts Reports. Except as otherwise provided below, every Supervised Person shall report to the CCO or other designated person, no later than 30 days after the end of each calendar quarter, the following information:

            (a) With respect to transactions in any Reportable Security in which such Supervised Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the Reportable Security:

                  - The date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares and principal amount of each Reportable Security involved;

                  - The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                  - The price of the security at which the transaction was effected;

                  - The nature of interest (i.e., direct or indirect ownership);

                  - The name of the broker, dealer or bank with or through which the transaction was effected; and

                  -     The date the Supervised Person submits the report.

            (b) With respect to any account established by the Supervised Person in which any securities were held during the quarter for the direct or indirect benefit of the Supervised Person:

                  - The name of the broker, dealer or bank with whom the Supervised Person established the account;

                  -     The date the account was opened or closed;

                  -     The name and number of any such account; and

                  - The date that the report is submitted by the Supervised Person.

            Such report shall be in substantially the form of Exhibit F.

      3.3 Annual Holdings, Transactions and Accounts Reports. Except as otherwise provided below, every Supervised Person shall report to the CCO or other designated person, no later than January 31 of every calendar year, the following information (which information must be current as of a date no more than 45 days prior to the date of such report):

            - The title and type of security, and as applicable the exchange ticker symbol or CUSIP number of shares and principal amount of each Reportable Security in which the Supervised Person has any direct or indirect beneficial ownership;

            - The name of any broker, dealer or bank with which the Supervised Person maintains an account in which any securities are held for the Supervised Person's direct or indirect benefit; and

            -     The date the Supervised Person submits the report.

            Such report shall include the quarterly transactions for the fourth quarter and shall be in substantially the form of Exhibit G.

                                                            Exhibit (p)(II)(3)

      3.4   Exceptions. A Supervised Person need not make a report under this
Section 3 with respect to: (i) securities held in any account over which that person had no direct or indirect influence or control; or (ii) transactions effected pursuant to an Automatic Investment Plan.

      3.5 Disclaimer. Any report under this Section 3 may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

      3.6 Additional Quarterly Reporting. Each Supervised Person shall file with the General Counsel or CCO, as part of the report required by Section 3.2, the names and affiliations of Immediate Family members residing with such person, who are employed in the securities or commodities industries and who might be in a position to benefit directly or indirectly from the activities of MacKay's personnel in the discharge of their duties.

      3.7 Duplicate Monthly Statements and Confirmations. Each Supervised Person who is an employee of MacKay must direct his or her broker, dealer and bank (the last only with respect to bank accounts used substantially as brokerage accounts) to supply on a timely basis, duplicate copies of monthly statements for all securities accounts and confirmations of all personal securities trades. Additionally, it is the responsibility of the Supervised Person to ensure that information is sent by the broker to the Legal/Compliance Department covering any period of time prior to the initial account statements and confirmations. For example, if the broker begins sending regular statements and confirmations in mid-February, it is the Supervised Person's responsibility to ensure that, in addition, information is provided for the period from January to mid-February. The duplicate copies shall be sent to MacKay Shields LLC, 9 West 57th Street, 34th Floor, New York, New York 10019, Attention:
Legal/Compliance Department.

      3.8 Annual Certification. Each Supervised Person must certify annually that he or she has received, read and understands the Policy and recognizes that he or she is subject to the Policy. Such person shall also certify that he or she has disclosed or reported all personal securities transactions and accounts required to be disclosed or reported under the Policy. Such certification shall be substantially in the form of Exhibit D.

4.    RESTRICTIONS

      4.1 Pre-Clearance. Except as provided below, to help prevent front running and insider trading abuses, particularly with respect to thinly traded securities, no employee of MacKay may purchase or sell, directly or indirectly, Covered Securities without the prior approval of the Legal/Compliance Department. Each employee shall file with the General Counsel or CCO (via electronic means), a request ("Request") in substantially the form of Exhibit I before placing an order for any transaction in Covered Securities in any account over which the employee has beneficial ownership. The final determination by the Legal/Compliance Department shall be noted on the Request and communicated to the employee who submitted the request. The authorization given by the Legal/Compliance Department is effective, unless revoked, only for the Day that the request was submitted and ultimately approved. If the transaction is not executed on that same day, a new Request must be filed and another authorization must be obtained.

                                                            Exhibit (p)(II)(3)

            A request need not be filed with respect to:

                  - any transaction effected in any Discretionary Managed Account; or

                  - any transactions in or securities (e.g., ETFs) representing shares of a broad based market index

Notwithstanding such exceptions, all personal securities transactions are subject to all other provisions of the MacKay Code of Ethics and its constituent policies, including this Policy.

      4.2 "Front Running" and "Scalping". No Supervised Person may effect any transaction in Covered Securities that MacKay is purchasing or selling for any client or proposes to purchase or sell for any client if such transaction would in any way conflict with, or be detrimental to, the interest of the client.

      (a)   Front Running

            No Covered Securities may be purchased or sold if (i) there is a pending buy or sell order for a security of the same issuer for any client of MacKay, or (ii) a buy or sell a security of the same issuer can reasonably be anticipated for a MacKay client account in the next seven calendar days.

            Notwithstanding this general prohibition, MacKay will not be deemed to have a pending buy or sell order in a security if (i) the percentage difference in price between the then current market price and order price is 20% or greater, and (2) the issuer of the security has a market capitalization of at least $5 Billion. For purposes of this policy, a "pending buy or sell order" shall include both an order placed with a broker to buy or sell a security of the same issuer at a specified price or better or an internal decision by MacKay to buy or sell a security of the same issuer at a specified price or better.

            (b)   Scalping

            No Covered Securities may be purchased or sold if, in the prior seven calendar days, a MacKay client has effected a securities transaction in a security of the same issuer. The CCO or the General Counsel may make an exception to this general prohibition if:

                  - a buy or sell a security of the same issuer is not anticipated for a MacKay client account in the next seven calendar days; and

                  - the contemplated transaction involves (i) 500 shares or less in the aggregate and the issuer has market capitalization (outstanding shares multiplied by the current market price per share) greater than $5 billion; or (ii) less than .0001% of the issuer's market capitalization, with a maximum of 500 shares that may be traded within any seven-day period.

Notwithstanding an employee obtaining pre-clearance for a personal securities transaction, if a MacKay client account purchases or sells a security of the same issuer within seven calendar days of an employee's Personal securities transaction in a security of the same issuer, the CCO and/or

                                                            Exhibit (p)(II)(3)

General Counsel will consider the specific facts and circumstances of any such transaction. Based upon that review, the CCO and/or General Counsel will determine whether the circumstances warrant granting an exception to this policy (i.e., the facts do not necessitate an "unwinding" of the trade and a disgorgement of any profits etc.). Factors to be considered during any review would include but are not limited to:

                  - The employee's position within the firm (for example, whether the employee is deemed to be an Access Person, Advisory Person or Investment Personnel as defined by Rule 17j-1 of the Investment Company Act of 1940);

                  - Whether the employee transacted in a type or specific security in which his/her product area has invested or may invest;

                  - Whether the employee was aware of any information concerning an actual or contemplated investment in that same security by MacKay for any client account; and

                  - Whether the price at which the transaction was effected was more advantageous than the price at which the client transaction in question was effected.

As a general rule, no securities may be purchased or sold if such purchase or sale is effected with a view toward making a profit from a change in the price of such security resulting from anticipated transactions by or for MacKay's clients.

                  A designated individual from the Legal/Compliance Department will consult with portfolio managers and traders in the fixed income, equity and convertible divisions to ensure compliance with these limitations.

      4.3 Use of Brokerage for Personal or Family Benefit. No employee may, for direct or indirect personal or family members benefit, execute a trade with a broker by using the influence (implied or stated) of MacKay or any director's or employee's influence (implied or stated) with MacKay.

      4.4 No Personal Trades Through MacKay's Traders. No personal securities trades may be effected through MacKay's traders. Employees must effect such trades through their personal broker-dealers.

      4.5 Initial Public Offerings. No initial public offering of securities may be purchased for any account in which a Supervised Person has a direct or indirect beneficial ownership interest, except with the express written prior approval by the General Counsel or CCO.

      4.6 Private Placements. No private placement securities may be purchased for any account in which a Supervised Person has a direct or indirect beneficial ownership, except with the express written prior approval by the General Counsel or CCO. Note that pre-approval generally will not be granted if the private placement involves a private investment fund (e.g., a hedge fund)

                                                            Exhibit (p)(II)(3)

that invests in open-end investment companies other than money funds or equivalents. All Supervised Persons who have obtained prior approval and made an investment in a private placement must disclose that investment if that person plays a part in any subsequent consideration of an investment in the issuer by client accounts. Under such circumstances, MacKay's decision to purchase securities of the private placement issuer will be subject to an independent review by investment personnel with no investment in the issuer.

      4.7 Restricted and Watch Lists. No employee may make a personal trade in securities of an issuer listed on the Restricted List. The MacKay "Restricted List Policy" has specific guidelines on when issuers of securities are to be placed on the Restricted List. Securities on the Watch List will be dealt with on a case-by-case basis.

      4.8 Inside Information. Employees may not trade on inside information (i.e., material and non-public information) or communicate such information to others. Any inside information matters must be raised immediately with the General Counsel or CCO. The "Insider Trading Policy and Procedures" contains specific guidelines governing inside information.

      4.9 Maximum Trades Per Quarter. Employees will be allowed to execute a maximum of fifty trades per calendar quarter; however, exceptions may be approved in advance by the General Counsel or CCO on a case-by-case basis.

      4.10  Short Term Trading.

            (a) Sixty Day Holding Period. No employee may profit from the purchase and sale or sale and purchase of the same (or equivalent) Covered Security or Reportable Fund within 60 Days; provided that this limitation shall not apply to interests in qualified state college tuition programs (529 Plans). Exceptions may be made for emergency trades if approved in advance by the General Counsel or CCO.

            (b) Shares of Reportable Funds. The following provisions apply to all Reportable Fund shares held by an employee, including, but not limited to, shares owned through a 401(K) plan or similar account, or through a variable insurance product.

            No employee (or member of his or her Immediate Family) shall purchase and sell (or exchange), or sell and purchase (or exchange), shares of the same Reportable Fund (of which such Employee has a beneficial ownership interest) within 60 days. The 60-day holding period is measured from the time of the most recent purchase of shares of the relevant Reportable Fund by the Employee. Waivers of this requirement may be granted in advance by the General Counsel or CCO in cases of death, disability, or other special circumstances. Violations will result in disgorgement of the profit to the relevant Reportable Fund.

            None of the above-specified restrictions on short-term trading in Reportable Fund shares shall apply to the following transactions:

                  - Purchases or sales effected in any account over which the Employee has no direct or indirect influence or control (for example, blind trusts or

                                                            Exhibit (p)(II)(3)

                        Discretionary Managed Accounts where the Employee and the investment advisor agree in writing to abide by these restrictions in a manner approved by the General Counsel or CCO.

                  - Purchases or sales that are non-volitional on the part of the Employee;

                  - Purchases that are effected as part of an Automatic Investment Plan.

                  - Sales that are part of an automatic withdrawal plan or program, including loans, withdrawals and distributions from 401(k) plans or programs.

                  - Purchases or sales with respect to Reportable Fund shares of a taxable or tax-exempt money market fund.

                                                            Exhibit (p)(II)(3)

      5.    SANCTIONS

      Upon discovering a violation of the Policy, MacKay shall take whatever remedial steps it deems necessary and available to correct an actual or apparent conflict (e.g., trade reversal etc.). Following those corrective efforts, MacKay's senior management may impose sanctions if, based upon all of the facts and circumstances considered, such action is deemed appropriate. The magnitude of these penalties varies with the severity of the violation, although repeat offenders will likely be subjected to harsher punishment. It is important to note that violations of the Policy may occur without employee fault (e.g., despite preclearance). In those cases, punitive action may not be warranted, although remedial steps may still be necessary. Violations of the Policy include, but are not limited to the following:

            - Execution of a personal securities transaction without pre-clearance;

            - Execution of a personal securities transaction with preclearance, but client account activity in the same issuer occurs within seven days of the employee's personal securities transaction;

            - Failure to disclose the opening or existence of a reportable securities account;

            - Failure to obtain prior approval of a purchase of an initial public offering or private placement;

            - Execution of a personal securities transaction through a MacKay trader; and

            - Failure to timely complete and return periodic certifications and acknowledgements.

The General Counsel and/or CCO General Counsel will consider the specific facts and circumstances of any violation; based upon their review, the CCO and/or General Counsel will determine the appropriate sanctions. Factors to be considered during any review would include but are not limited to:

            -     Whether the act or omission was intentional or volitional;

            -     Whether mitigating or aggravating factors existed;

            -     The person's history of prior violations of Firm policy;

            - The person's cooperation, acknowledgement of transgression and demonstrable remorse;

            - The person's position within the firm (i.e., whether the employee is deemed to be an Access Person, Advisory Person or Investment Personnel as defined by Rule 17j-1 of the Investment Company Act of 1940);

            - Whether the person transacted in the security of an issuer in which his/her product area has invested or could invest;

            - Whether the person was aware of any information concerning an actual or contemplated investment in that same issuer for any client account; and

            - Whether the price at which the personal securities transaction was effected was more advantageous than the price at which the client transaction in question was effected.

                                                            Exhibit (p)(II)(3)

The type of sanctions to be imposed include, but are not limited to, verbal or written admonishments, trade reversals and disgorgement of profits, monetary fines, suspension or termination of personal trading privileges and employment suspension or termination.

6.    REVIEW BY GENERAL COUNSEL OR CCO

      The General Counsel or CCO will review personal securities related information to verify that the Policy is being followed. The results of this review will be set forth in a quarterly summary report. The report shall specify any related concerns and recommendations and be accompanied by appropriate exhibits.

7.    RESPONSIBILITIES OF THE COMPLIANCE COMMITTEE

      The Compliance Committee will review quarterly the summary report of the General Counsel or CCO and shall take appropriate action.




Revised July 1, 2005

                                          Confidential and Proprietary Materials



                               MACKAY SHIELDS LLC
                           PERSONAL INVESTMENT POLICY
                                    EXHIBIT E

                       INITIAL HOLDINGS AND ACCOUNTS REPORT

Statement to MacKay Shields LLC By:________________(Please print your full name)

Today's Date:_______________________      Date of Information:__________________
(Must be within 45 days of commencement of employment)

As of the date appearing above, the following are each and every Reportable Security* and account in which I have a direct or indirect "Beneficial Interest".

                                                                                  Nature of
                                                                                   Interest
                                                                                   (Direct
                                                     Exchange       Interest      ownership,
                                                      Ticker     Rate/Maturity     Spouse,
          Name of          No. of      Principal    Symbol or       Date (if       Control,
        Security/Fund      Shares       Amount        CUSIP        applicable        Etc.
      ----------------------------------------------------------------------------------------

      ----------------------------------------------------------------------------------------

      ----------------------------------------------------------------------------------------

      ----------------------------------------------------------------------------------------

      ----------------------------------------------------------------------------------------

      ----------------------------------------------------------------------------------------

      ----------------------------------------------------------------------------------------



Note that instead of completing the table above, you may provide account statements that contain all of the required information. Notwithstanding this accommodation, it remains your sole responsibility to ensure that the information reflected in that statement(s) is accurate and completely discloses ALL Reportable Securities.

                                                              Exhibit (p)(II)(3)



As of the date of information appearing above, the following is a list of accounts (including brokerage accounts and bank accounts used substantially as brokerage accounts) in which I have a direct or indirect Beneficial Interest (note that this includes the account name and number of discretionary accounts, 529 plans, 401(k) accounts, Mutual Funds, automatic investment plans, dividend reinvestment plans, and MacKay Shields phantom stock plan):

                                                             Firms Through Which Transactions Are
                  Account Name and Number                                Effected
      ------------------------------------------------------------------------------------------------

      ------------------------------------------------------------------------------------------------


      ------------------------------------------------------------------------------------------------


      ------------------------------------------------------------------------------------------------


I CERTIFY THAT THE REPORTABLE SECURITIES LISTED ABOVE, ARE THE   ONLY   SUCH
SECURITIES IN WHICH I HAVE A DIRECT OR INDIRECT BENEFICIAL INTEREST AND THAT THE ACCOUNTS LISTED ABOVE ARE THE ONLY SECURITIES ACCOUNTS IN WHICH I HAVE A DIRECT OR INDIRECT BENEFICIAL INTEREST.

SIGNATURE:______________________________________


*Reportable Securities are almost every type of investment, including private placements and hedge funds. However, Reportable Securities do not include direct obligations of the U.S. Government, bank CDs and mutual funds not affiliated with MacKay Shields - see page 15 of the Personal Investment Policy for the complete description. Note also that no information need be provided for securities held in an account over which you have no direct or indirect influence or control. Some examples include automatic investment plans, dividend reinvestment plans and MacKay Shields phantom stock plan.

                                                              Exhibit (p)(II)(3)


                               MACKAY SHIELDS LLC
                           PERSONAL INVESTMENT POLICY
                                    EXHIBIT F
                    QUARTERLY TRANSACTION AND ACCOUNTS REPORT

Statement to MacKay Shields LLC By:_______________ (Please print your full name)

For the Calendar quarter ended_________________________________________.

The following are all transactions in Reportable Securities* of which I have a direct or indirect "Beneficial Interest".

                                                                                                      Nature of
                                                                                                      Interest
                                                                                                       (Direct       Broker,
                                         Exchange     Interest                 Nature of             ownership,    Dealer (or
                                         Ticker    Rate/Maturity             Transaction               Spouse,    Bank Acting
     Name of        No. of  Principal   Symbol or    Date (if      Trade    (Purchase,               Control,     as Broker)
  Security/Fund    Shares    Amount      CUSIP     applicable      Date     Sale, Etc.)     Price      Etc.        Involved
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------


___ (initial) I had no transactions for the quarter.

Note that instead of completing the table above, you may provide account statements that contain all of the required information. Notwithstanding this accommodation, it remains your sole responsibility to ensure that the information reflected in that statement(s) is accurate and completely discloses ALL Reportable Securities.

                                                              Exhibit (p)(II)(3)


Since the prior Quarterly Report, the following is a list of accounts (including brokerage accounts and bank accounts used substantially as brokerage accounts) that have been opened or closed with respect to Reportable Securities in which I have a direct or indirect Beneficial Interest (note that this includes the account name and number of discretionary accounts, 529 plans, 401(k) accounts, Mutual Funds, automatic investment plans, dividend reinvestment plans, and MacKay Shields phantom stock plan):

                            Firms through which Transactions Are
  Account Name and Number                 Effected                    Date Account Opened or Closed
-----------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------


      In connection with any purchases or sales of securities for clients during the quarter, I disclosed to MacKay Shields LLC any material interests in my personal securities which might reasonably have been expected to involve a conflict with the interests of clients. Also, I have disclosed all my Reportable Securities holdings to MacKay Shields LLC.

      The names and affiliations of my Immediate Family who are employed in the securities or commodities industries and who might be in a position to benefit directly or indirectly from the activities of MacKay Shields' personnel in the discharge of their duties are as follows:

                    Names                  Affiliations
      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------


Date:_____________________________    Signature:________________________________

*Reportable Securities are almost every type of investment, including private placements and hedge funds. However, Reportable Securities do not include direct obligations of the U.S. Government, bank CDs and mutual funds not affiliated with MacKay shields. See page 15 of the Personal Investment Policy for the complete description. Note also that no information need be provided for securities held in an account over which you have no direct or indirect influence or control. Some examples include automatic investment plans, dividend reinvestment plans, and MacKay Shields phantom stock plan.

                                                              Exhibit (p)(II)(3)


                               MACKAY SHIELDS LLC
                           PERSONAL INVESTMENT POLICY
                                    EXHIBIT G
                ANNUAL HOLDINGS, TRANSACTIONS AND ACCOUNTS REPORT


Statement to MacKay Shields LLC By:______________  (Please print your full name)

The following are all TRANSACTIONS in Reportable Securities* of which I have a direct or indirect "Beneficial Interest" effected during the fourth quarter.


                                                                                                        Nature of
                                                                                                         Interest
                                                                                                         (Direct       Broker
                                         Exchange     Interest                  Nature of               Ownership,   Dealer (or
                                          Ticker   Rate/Maturity               Transaction               Spouse,    Bank Acting
    Name of      Number of  Principal   Symbol or     Date (if                  (Purchase,               Control,    as Broker)
 Security/Fund     Shares     Amount      CUSIP     applicable)    Trade Date  Sale, etc.)    Price       etc.)       Involved
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

___    (initial) I had no transactions for the quarter.

Note that instead of completing the table above, you may provide account statements that contain all of the required information. Notwithstanding this accommodation, it remains your sole responsibility to ensure that the information reflected in that statement(s) is accurate and completely discloses ALL Reportable Securities.

                                                              Exhibit (p)(II)(3)


Since the prior Quarterly Report, the following is a list of accounts (including brokerage accounts and bank accounts used substantially as brokerage accounts) that have been opened or closed with respect to Reportable Securities of which I have a direct or indirect Beneficial Interest (note that this includes the account name and number of discretionary accounts, 529 plans, 401(k) accounts, Mutual Funds, automatic investment plans, dividend reinvestment plans, and MacKay Shields phantom stock plan):

                                   Firms Through Which Transactions Are
      Account Name and Number                   Effected                           Date Account Opened or Closed
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------


In connection with any purchases or sales of securities for clients during the quarter, I disclosed to MacKay Shields LLC any material interests in my Reportable Securities which might reasonably have been expected to involve a conflict with the interests of clients.

The names and affiliations of my Immediate Family who are employed in the securities or commodities industries and who might be in a position to benefit directly or indirectly from the activities of MacKay Shields' personnel in the discharge of their duties are as follows:

                       Names                             Affiliations
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                                              Exhibit (p)(II)(3)


I certify that the following are all Reportable Securities* of which I had a direct or indirect Beneficial Interest as of the year end December 31, 200__.

                                                                                     Nature of Interest     Broker, Dealer
                                                                  Exchange Ticker     (Direct Ownership,   (or Bank acting as
  Name of Security       No. of Shares      Principal Amount      Symbol or CUSIP  Spouse, Control, Etc.        Broker
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

Note that instead of completing the table above, you may provide account statements that contain all of the required information. Notwithstanding this accommodation, it remains your sole responsibility to ensure that the information reflected in that statement(s) is accurate and completely discloses ALL Reportable Securities.

As of the date of information appearing above, the following is a list of accounts (including brokerage accounts and bank accounts used substantially as brokerage accounts) in which I have a direct or indirect Beneficial Interest (note that this includes the account name and number of 401(k) accounts, Mutual Funds, automatic investment plans, dividend reinvestment plans, and MacKay Shields equity participation):


                                           Firms Through Which Transactions Are
             Account Name and Number                   Effected
      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------



I CERTIFY THAT THE REPORTABLE SECURITIES LISTED ABOVE, ARE THE ONLY SUCH SECURITIES IN WHICH I HAVE A DIRECT OR INDIRECT BENEFICIAL INTEREST AND THAT THE ACCOUNTS LISTED ABOVE ARE THE ONLY SECURITIES ACCOUNTS IN WHICH I HAVE A DIRECT OR INDIRECT BENEFICIAL INTEREST.

                                                              Exhibit (p)(II)(3)


Employee Signature:__________________________           Date:__________________



*Reportable securities are almost every type of investment, including private placements and hedge funds. However, reportable securities do not include direct obligations of the U.S. Government, bank CDs and mutual funds not affiliated with MacKay shields. See page 15 of the Personal Investment Policy for the complete description. Note also that no information need be provided for securities held in an account over which you have no direct or indirect influence or control. Some examples include automatic investment plans, dividend reinvestment plans, and MacKay Shields phantom stock plans.

                                          Confidential and Proprietary Materials

                               MACKAY SHIELDS LLC
                           PERSONAL INVESTMENT POLICY
                                    EXHIBIT H


                                 ACKNOWLEDGMENT



TO:            MACKAY SHIELDS LLC


The undersigned hereby certifies that:

(i) the undersigned has examined a copy of the policy entitled "Personal Investment Policy" (the "Policy") and understands the requirements contained therein and recognizes that the undersigned is subject to the Policy; and

(ii) the undersigned has complied with and will comply with the Policy and has disclosed or reported all personal securities transactions and accounts required to be disclosed or reported pursuant to the requirements of the Policy.

(iii) The undersigned authorizes the Corporation to furnish the information contained in any report of securities transactions filed by the individual to such federal and state agencies and to the Trustees/Directors of the MainStay Funds as may be required by law or applicable rules and regulations, on the understanding that, except for such requirements, the information contained in such reports shall be treated as confidential and disclosed to no one outside of the Corporation without the consent of the individual submitting the report.



                                   _________________________________
                                             (Signature)



                                   _________________________________
                                             (Print Name)

                                          Confidential and Proprietary Materials


                               MACKAY SHIELDS LLC
                           PERSONAL INVESTMENT POLICY

                                    EXHIBIT I

              PERSONAL SECURITIES TRADING PRECLEARANCE REQUEST FORM


NAME:_____________________________________

General Counsel/Chief Compliance Officer:

Initials:_________________________________

APPROVED      [ ] ______________________________

DISAPPROVED   [ ] ______________________________


-     Trades must be made on the same day that approval is received.

- On small cap or illiquid securities where extra time is needed, advance approval by the General Counsel or Chief Compliance Officer is required.

                                               # OF SHRS,                  SYMBOL                        DIRECT
                                               PRINCIPAL                     OR        PURCHASE (P)   OWNERSHIP (D)
                                                AMOUNT,        APPROX      CUSIP           SALE          SPOUSE (S)
      DATE         NAME OF SECURITY               ETC.         PRICE         #             (S)          CONTROL (C)
----------------------------------------------------------------------------------------------------------------------

                   ---------------------------------------------------------------------------------------------------

                   ---------------------------------------------------------------------------------------------------

                   ---------------------------------------------------------------------------------------------------

                   ---------------------------------------------------------------------------------------------------

                   ---------------------------------------------------------------------------------------------------

                   ---------------------------------------------------------------------------------------------------

THE PERSON INDICATED ABOVE HAS STATED AND REPRESENTS THAT:

                                          Confidential and Proprietary Materials


a) he/she has no insider information relating to the above referenced issuer(s);

b) there is no conflict of interest in these transactions with respect to client portfolios (IF A CONFLICT OF INTEREST EXIST, PLEASE CONTACT THE LEGAL/COMPLIANCE DEPARTMENT IMMEDIATELY.); and these securities are not initial public offerings or private placements.

                                          Confidential and Proprietary Materials


                               MACKAY SHIELDS LLC
                       INSIDER TRADING POLICY & PROCEDURES

I.       INTRODUCTION

         The prohibitions against insider trading set forth in the federal securities laws, play an essential role in maintaining the fairness, health and integrity of our markets. These laws also establish fundamental standards of business conduct that govern our daily activities and help to ensure that client trust and confidence is not in any way compromised. Consistent with these principals, MacKay Shields LLC ("MacKay") forbids any employee from (i) trading, either for any MacKay client account or in Personal Securities (as defined in the MacKay compliance policy entitled "Personal Investment Policy"), if that employee is "aware" of material and nonpublic information; or (ii) communicating material and nonpublic information to others in violation of the law.(1) This conduct is frequently referred to as "insider trading." This policy applies to every employee and extends to activities within and outside of each employee's duties at MacKay. Every employee must read and retain this policy as part of their personal file. Any questions regarding this policy should be referred to the General Counsel or the Chief Compliance Officer.

         The term insider trading is not defined in the federal securities laws, but generally is used to refer to trading in securities on the basis of material and nonpublic information (whether or not the person trading is an "insider"). A person is deemed to trade "on the basis of" material nonpublic information if that person is aware of material nonpublic information when making the purchase or sale. While the law concerning insider trading is not static, it is generally understood that the law prohibits trading by an "insider" on the basis of material nonpublic information about the security or issuer. Accordingly, in order to be held liable under the law, the person trading must violate a duty of trust or confidence owed directly, indirectly, or derivatively to the issuer of that security or the shareholder of that issuer, or to any other person who is the source of the material nonpublic information (i.e., employer). The law also prohibits the communication of material and nonpublic information to others and provides for penalties and punitive damages against the "tipper" even if he/she does not gain personally from the communication.

The further discussion of the elements of insider trading and the penalties for such unlawful conduct is discussed below. If, after reviewing this policy, you have any questions concerning this matter you should consult with MacKay's General Counsel or the Chief Compliance Officer.

----------
(1) Rule 10b5-1 provides that, for purposes of insider trading, a person trades on the basis of material nonpublic information if a trader is "aware" of material nonpublic information when making the purchase or sale. The Rule sets forth several affirmative defenses or exceptions to liability and permit individuals to trade in certain limited circumstances if it can be clearly shown that the information they are aware of is not a factor in the decision to trade. Examples of such factors would be trades effected pursuant to a pre-existing plan, a binding contract or instruction made by the employee in good faith prior to becoming aware of the information in question. MacKay's policy in this area, however, is to prohibit all such trades unless specific prior notice is given to and approval is received from the General Counsel or Chief Compliance Officer.


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II.      GENERAL POLICY DEFINITIONS

         1.       WHO IS AN INSIDER?

         The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, investment advisers (including MacKay) and the employees of such organizations. According to the Supreme Court, the company must expect the outsider to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

         2.       WHAT IS MATERIAL INFORMATION?

         Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems and extraordinary management developments.

         Material information does not have to relate to a company's business. For example, in the 1987 Carpenter v. U.S. case, the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

         3.       WHAT IS NONPUBLIC INFORMATION?

         Information is nonpublic until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.


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4.       PENALTIES FOR INSIDER TRADING

         Penalties for trading on or communicating material and nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

              a.  civil injunctions;
              b.  disgorgement of profits;
              c. punitive damages (i.e., fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited personally);
              d.  felony convictions which include possible jail sentences; and
              e. fines and sanctions against the employer or other controlling person.

Lastly, you should note that the federal government offers cash bounties to persons who provide information leading to the imposition of penalties against security law violators in these areas.

III.     INSIDER TRADING PROCEDURES

         The following procedures have been established to aid employees of MacKay in avoiding insider trading, and to aid MacKay in preventing, detecting and imposing sanctions against insider trading.

         Upon discovering a violation of this policy, MacKay may impose such sanctions against the employee involved, as it deems appropriate. Given the serious nature of this matter, sanctions will most likely include one or more of the following: disgorgement of profits, fines, suspension of trading for an appropriate period of time and, if the facts support such action (i.e., no reasonable explanation or mitigating factors exist), appropriate personnel action which most likely will include termination of employment and a reporting to legal or regulatory authorities as appropriate.

         1.       IDENTIFYING INSIDE INFORMATION

         Before trading, for others or yourself in the securities of a company about which you may have potential inside information, ask yourself the following questions:

                  a. Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

                  b. Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in Reuters , The Wall Street Journal or other publications of general circulation?


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         2.       HOW TO RESPOND IF YOU THINK YOU ARE AWARE OF INSIDE
                  INFORMATION

         If, after consideration of the above, you believe the information you are aware of is material and nonpublic, or if you question whether the information is material and nonpublic, you should take the following steps:

         a. Report the matter immediately to the General Counsel or the Chief Compliance Officer;

         b. Do not purchase or sell the security on behalf of yourself or others;

         c. Do not communicate the information to anyone either inside or outside of MacKay except the General Counsel or the Chief Compliance Officer;

After the General Counsel or the Chief Compliance Officer has reviewed the matter, you will be instructed to either continue the prohibition against trading and communication or be given permission to trade the security and communicate freely the information in question.

         3.       RESTRICTING ACCESS TO MATERIAL AND NONPUBLIC INFORMATION

         As indicated above, information in your possession that you identify as material and nonpublic may not be communicated to anyone, including persons within MacKay, except as provided in paragraph a) above. In addition, care should be taken so that such information is secure. For example, files containing material and nonpublic information should be sealed; access to computer files containing material and nonpublic information should be restricted.

         4.       ACKNOWLEDGMENT

         Each employee must annually in writing execute an acknowledgement with respect to this policy in substantially the form of Exhibit J.

         5.       RESPONSIBILITIES OF GENERAL COUNSEL AND CHIEF COMPLIANCE
                  OFFICER

                  a. The General Counsel or the Chief Compliance Officer shall place the names of appropriate issuers on the MacKay Restricted List maintained in accordance with the MacKay compliance policy entitled "Restricted List".

                  b. The General Counsel shall on a semi-annual basis review compliance with this policy and prepare a report specifying any related concerns and recommendations (with appropriate exhibits).

                  c. When appropriate, the General Counsel or the Chief Compliance Officer shall coordinate with MacKay affiliates with respect to this policy.


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                  d.       The General Counsel or the Chief Compliance Officer
                           shall assure that each employee of MacKay is familiar with this policy and that new employees receive a copy of this policy and are given the opportunity to discuss its provisions with the General Counsel upon joining MacKay.

                  e. The General Counsel or the Chief Compliance Officer shall undertake appropriate educational efforts to acquaint all employees with this policy.

         6.       RESPONSIBILITIES OF COMPLIANCE COMMITTEE

         The MacKay Compliance Committee ("CC") will review on a semi-annual basis the summary report of the General Counsel and shall take any appropriate action.


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                                          Confidential and Proprietary Materials


                               MACKAY SHIELDS LLC
                          POLICY ON INSIDE INFORMATION
                                    EXHIBIT J

                        ACKNOWLEDGMENT AND REPRESENTATION

         The undersigned hereby:

         (i) states that I have examined and understand MacKay's policy entitled "Inside Information" (the "Policy"); and

         (ii) states that the undersigned has and will continue to comply with the Policy and its requirements.




                                            ------------------------------
                                                 (Signature)

                                            ------------------------------
                                                 (Print Name)

                                            ------------------------------
                                                 (Date)


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                                          Confidential and Proprietary Materials


                               MACKAY SHIELDS LLC
                             RESTRICTED LIST POLICY

I.       In General

         MacKay Shields ("MacKay") has determined to maintain a Restricted List under the supervision of the General Counsel and the Chief Compliance Officer. The Restricted List shall, as appropriate, list the names of issuers (i) as to which MacKay may have material inside information, (ii) with which MacKay may have significant affiliations through directorships or otherwise (as the General Counsel or the Chief Compliance Officer determines appropriate) and (iii) as the General Counsel or Chief Compliance Officer may determine to list. The General Counsel or the Chief Compliance Officer shall maintain a file including each Restricted List and shall remove the names of issuers from that list as they deem appropriate. The Restricted List may be distributed to a limited number of employees on a "need to know" basis (i.e., portfolio managers etc.). No employee who receives the Restricted List shall disclose to any person the securities or issuers listed on the Restricted List, except as the General Counsel or the Chief Compliance Officer may approve.

II.      Basic Policy

         No employee of MacKay may trade in "Personal Securities" (as defined in the policy entitled "Personal Investments Policy") if the issuer of the securities is currently listed in the Restricted List. No portfolio manager or trader may trade for the benefit of any MacKay client in any securities of an issuer currently listed in the Restricted List, unless approved in advance in writing by the General Counsel or the chief Compliance Officer and subject to any conditions set forth in such approval.

         Employees of MacKay are to review the Restricted List policy and all other MacKay compliance policies relating to personal trading before completing any trade in "Personal Securities".(2)


III.     Periodic Review of Compliance

         The General Counsel or the Chief Compliance Officer will conduct a semi-annual review of the Restricted List and of trades for MacKay clients and of "Personal Securities" trades to verify that this policy is effective. The results of this review will be set forth in a semi-annual summary report. The report shall specify any related concerns and recommendations and be accompanied by any appropriate exhibits.

IV.      Responsibilities of Compliance Committee

         The MacKay Compliance Committee will review semi-annually the summary report and shall take any appropriate related action deemed necessary to ensure compliance in this area.

----------
(2) See MacKay compliance policies entitled "Personal Investment Policy", "Code of Ethics" and "Inside Information".


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                               MACKAY SHIELDS LLC
                       WATCH LIST POLICIES AND PROCEDURES

I.      THE WATCH LIST

        The Watch List is a highly confidential list of securities about which MacKay Shields LLC ("MS") may have received or may expect to receive inside information. The Watch List is ordinarily used to monitor sales, trading and research activities in these securities and/or monitor compliance with other related policies and procedures(3). The contents of the Watch List and any related restrictions imposed by the Compliance Department are extremely confidential, and access to the Watch List is very limited. It is generally available only to selected members of the Compliance Department and a limited number of other persons as designated by the Compliance Department.

II.     EFFECT OF THE WATCH LIST

        The placement of a security on the Watch List will not normally affect research, sales or trading activities in such security. In appropriate circumstances, however, the Compliance Department may intervene to break trades, freeze or liquidate securities positions, limit trading activity, halt the dissemination of research or impose other restrictions on the activities of MS or its employees in connection with the securities of Watch List companies.

PLACEMENT OF SECURITIES ON AND OFF THE WATCH LIST

        A security will normally be placed on the Watch List when MS has received or expects to receive material inside information concerning that security or its issuer in the course of MS's involvement in an assignment or transaction that has not been publicly announced or when MS otherwise determines that there is a need to monitor research, sales or trading activities in such security.

        Securities will normally be removed from the Watch List either when they are moved to the Restricted List because the assignment or transaction on which MS is working becomes publicly known or when the Compliance Department determines that it is no longer necessary to monitor research, sales and trading activities with respect to such securities.

----------
(3) See MS compliance policies entitled "Restricted List", "Partnership Investments", "Code of Ethics", "Personal Investments", "Inside Information" and "Creditors Committees".


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IV.     IMPLEMENTATION AND MONITORING

        It is the responsibility of MS employees to notify the Compliance Department when a security is to be placed on or removed from the Watch List. The person who initially recommends the placement of a security on the Watch List is responsible for notifying the Compliance Department when it should be removed from the Watch List and/or moved to the Restricted List. Request to add a security to or delete it from the Watch List may be made by anyone by contacting the Compliance Department. The Compliance Department has ultimate responsibility for maintaining the Watch List. No person other than senior members of the Compliance Department can make a determination to exclude an issuer from the Watch List when any of the criteria for inclusion are met.

        MS's sales, research and trading activity, and employee and related account trading activity in Watch List securities are monitored on a daily basis by the Compliance Department. In addition, when a security is placed on the Watch List, MS will normally perform a retroactive review of trading in the security.

V.      RESPONSIBILITIES OF THE GENERAL COUNSEL OR CHIEF COMPLIANCE OFFICER

        The General Counsel or Chief Compliance Officer ("CCO") have primary responsibility for placing securities on or removing securities from the Watch List. As such, employees seeking to add or remove securities should consult with either the General Counsel or CCO as necessary. The General Counsel or CCO also have responsibility for monitoring any trading activity in Watch List securities.


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                                          Confidential and Proprietary Materials


                               MACKAY SHIELDS LLC
                SELECTIVE MUTUAL FUND HOLDINGS DISCLOSURE POLICY

                  MacKay Shields LLC ("MacKay") acts as subadviser to certain open-end registered investment companies (the "Funds"). As subadviser to the Funds, our employees regularly have access to portfolio holdings information more frequently than is publicly available. MacKay is obligated to keep such portfolio holdings information confidential in accordance with this policy and the "NYLIM Policy and Procedures Concerning Selective Disclosure of Mutual Fund Portfolio Holdings" (the "NYLIM Policy"), which are incorporated herein. A copy of the NYLIM Policy is attached to this policy. This policy applies to all employees of MacKay.

                  It is MacKay's policy to protect the confidentiality of Fund holdings and to prevent the selective disclosure of non-public information concerning the Funds. All portfolio information regarding the Funds is subject to MacKay's Insider Trading Policy & Procedures. Annually, via the Code of Ethics Certification process, all employees must acknowledge that they have read this policy and that they have not disclosed portfolio holdings to any party prohibited by this policy or the Insider Trading Policy & Procedures.

                  Certain service providers ("Authorized Service Providers") also have access to the Funds' portfolio holdings more frequently than is publicly available. The Authorized Service Providers are given access more frequently than is publicly available because MacKay Compliance/Legal Department and NYLIM and the Funds' Chief Compliance Officer have determined that such access serves a legitimate business purpose and is in the best interests of the Funds' shareholders. An Authorized Service Provider may not receive portfolio holdings information unless it signs a confidentiality agreement. All Authorized Service Providers must be approved by MacKay's General Counsel or Chief Compliance Officer.

                  Requests for information concerning portfolio holdings not already disclosed in the public domain pursuant to the NYLIM Policy or as required through filings with the Securities and Exchange Commission, must first be submitted for approval by MacKay's General Counsel or Chief Compliance Officer, who will consult with the Funds' Chief Compliance Officer.

                  MacKay and its employees shall not enter into any arrangement providing for the disclosure of portfolio holding information in return for the receipt of compensation or benefit of any kind.


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                                          Confidential and Proprietary Materials


                     NEW YORK LIFE INVESTMENT MANAGEMENT LLC
            POLICY AND PROCEDURES CONCERNING SELECTIVE DISCLOSURE OF
                         MUTUAL FUND PORTFOLIO HOLDINGS

The following is NYLIM's policy and procedures ("Procedures") concerning the disclosure of the portfolio holdings of open-end registered investment companies advised by NYLIM ("Funds"). These Procedures apply to all NYLIM employees as well as the employees of investment managers that subadvise the Funds.

I.       STATEMENT OF POLICY

         It is the policy of the Funds and of NYLIM to protect the confidentially of Fund holdings and prevent the selective disclosure of non-public information concerning the Funds.

II.      PUBLIC DISCLOSURE OF PORTFOLIO HOLDINGS

                  (1)      MONTHLY

         No earlier than 30 days after a month's end, the Funds' portfolio holdings information, as reported on a month-end basis, will be posted on the appropriate NYLIM Fund website as referenced in the prospectus and made available upon request to the Funds' shareholders via NYLIM's toll-free service lines. If the thirtieth day falls on a weekend or other non-business day, such information will be posted on the following business day. Such disclosure will remain accessible on the NYLIM website until the posting of the following month's schedule.

                  (2)      QUARTERLY

No earlier than 15 days after a quarter's end, the Funds' portfolio top-10 holdings information, as reported on a quarter-end basis, will be posted on NYLIM's website and made available to the Funds' shareholders via NYLIM's toll-free service lines. If the fifteenth day falls on a weekend or other non-business day, such information will be posted on the following business day. Such disclosure will remain accessible on the NYLIM website until the posting of the following quarter's schedule.

III.     DISCLOSURE OF NON-PUBLIC INFORMATION REGARDING PORTFOLIO HOLDINGS

         A.       NYLIM EMPLOYEES

         The following NYLIM employees and departments regularly have access to the Funds' portfolio holdings more frequently than is publicly available: the President and Chief Executive Officer, the Chief Operating Officer, the Chief Compliance Officer, the portfolio managers, traders, fund accounting, the legal and compliance staffs, as well as members of the NYLIM Investment Committee and Investment Consulting Group. Occasionally, business circumstances may require that other NYLIM employees or groups of individuals will need access for a limited period of time to portfolio holdings

                                          Confidential and Proprietary Materials

      information. When such occasions occur, the Funds' Chief Compliance Officer ("CCO") or NYLIM's General Counsel may approve such access provided it is in the best interests of the Funds' shareholders. The reasons for such conclusions and the period of time for which access is granted must be documented in writing. All portfolio holdings information given to NYLIM employees is subject to the NYLIM's Information Barrier Policy found on the NYLIM Intranet. Annually, via the Code of Ethics Certification process, all NYLIM employees that receive access to portfolio holdings information must acknowledge that they have read this policy and that they have not disclosed portfolio holdings to any party prohibited by this policy or the Information Barrier Policy.

      B.    NYLIM FUNDS' SUBADVISERS

      For the Fund portfolios they subadvise, Subadvisers to the Funds and their employees regularly have access to portfolio holdings information more frequently than is publicly available. Each Fund subadviser will be contractually obligated to keep such portfolio holdings information confidential in accordance with this policy.

      C.    AUTHORIZED SERVICE PROVIDERS

      The NYLIM service providers ("Authorized Service Providers") also have access to the Funds' portfolio holdings more frequently than is publicly available. The Authorized Service Providers are given access more frequently than is publicly available because NYLIM and the Funds' Chief Compliance Officer have determined that such access serves a legitimate business purpose and is in the best interests of the Funds' shareholders. An Authorized Service Provider may not receive portfolio holdings information unless it signs a confidentiality agreement pursuant to
      Section V.

      D.    AD HOC REQUESTS

            1. Requests for information concerning portfolio holdings that cannot be answered via the above periodic disclosure schedule, and not already disclosed in the public domain as required through filings with the Securities and Exchange Commission, must first be submitted for consideration to the Funds' CCO who will in turn discuss the request with the appropriate portfolio manager. To the extent that the disclosure involves disclosure of holdings in a fund advised by a nonaffiliated entity, the CCO will speak to the appropriate individual at the subadviser. If the CCO concludes that disclosing the information serves a legitimate business purpose and is in the best interests of shareholders, such conclusions will be documented in writing. A written response containing the requested information will then be prepared and approved by the NYLIM Compliance Department. After being approved by the Compliance Department, the written response will be sent to the NYLIM Marketing Department to post on the NYLIM website and made available to the Funds' shareholders via NYLIM's toll-free service lines. At least one day after the written response is posted on the NYLIM website, it will be sent to the person or entity that made the initial inquiry with a copy retained on file in Compliance. The CCO will report such ad-hoc disclosures to the Funds' Boards at the next regularly scheduled board meeting.

                                          Confidential and Proprietary Materials

            2. At times, the CCO may determine that it is inappropriate to post on the NYLIM website the portfolio holding information requested by the person or entity ("requester"). Under such circumstances, the CCO and the NYLIM Office of the General Counsel may jointly decide that it is nevertheless in the best interests of the Funds' shareholders to disclose the Funds' requested portfolio holdings information to the requestor. The justifications for such a decision must be documented in writing. Prior to making the written disclosure of the portfolio holdings information to the requestor, the requestor must sign a confidentiality agreement pursuant to
      Section V. The CCO will report such ad-hoc disclosures to the Funds' Boards at the next regularly scheduled board meeting.

V.    CONFIDENTIALITY AGREEMENT

      The confidentiality agreement contemplated by these Procedures should contain, at a minimum, provisions specifying that: (1) the Funds' non-public portfolio holdings information is the confidential property of the Funds and may not be used for any purpose except as expressly provided; (2) the recipient of the non-public portfolio holdings information (a) agrees to limit access to the information to its employees and agents who are subject to a duty to keep and treat such information as confidential, and to this end, (b) will implement procedures to monitor that its employees are not disclosing any Fund portfolio holdings information; and (3) upon written request from the NYLIM or the Funds, the recipient of the non-public portfolio holdings information shall promptly return or destroy the information.

IV.   COMPENSATION

      The Funds, NYLIM and the Funds' subadvisers shall not enter into any arrangement providing for the disclosure of portfolio holding information for the receipt of compensation or benefit of any kind in return for the disclosure of the portfolio holdings information.

V.    COMPLIANCE PROGRAM

      As part of the annual review of the Funds' compliance program and report to the Funds' Board, the CCO will discuss (1) operation and effectiveness of these Procedures and (2) any changes to the policy that have been made or are recommended.

VI.   CONFLICTS OF INTEREST

      Whenever portfolio holdings disclosure made pursuant to these Procedures involves a conflict of interest between the Funds' shareholders and the Funds' investment adviser, subadviser, principal underwriter or any affiliated person of the Funds, then the disclosure may not be made unless a majority of the directors/trustees of the Funds' Boards who are not "interested persons" of the Funds (as such term is defined in the Investment Company Act of 1940, as amended) ("independent directors") or a majority of a board committee consisting solely of independent directors approves such disclosure.


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                                          Confidential and Proprietary Materials

VII.  DISCLOSURES REQUIRED BY LAW

      Nothing contained herein is intended to prevent the disclosure of portfolio holdings information as may required by applicable law. For example, NYLIM, the Funds, or any of their affiliates or service providers may file any report required by applicable law (such as Form N-Q, Schedules 13D, 13G and 13F), respond to requests from regulators, and comply with valid subpoenas.

VIII. RECORD KEEPING

      Any documents, books or records created in the course of complying with these Procedures must be maintained for at least six years from the end of the fiscal year in which they were made, the first two years in an easily accessible place.


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                                          Confidential and Proprietary Materials

Memorandum

TO:        The File

FROM:      Alison Micucci, CCO
DATE:      May 6, 2004
SUBJECT:   Portfolio Holdings Disclosure

THIS MEMO IS TO SUPPLEMENT THE NYLIM'S MUTUAL FUND HOLDINGS DISCLOSURE POLICY. AS OF THE DATE OF THIS MEMO, THE FOLLOWING REPRESENTS THE LIST OF SERVICE PROVIDERS, THIRD-PARTY VENDORS AND OTHER ENTITIES THAT RECEIVE TRANSMISSIONS OF MUTUAL FUND PORTFOLIO HOLDINGS DATA DIRECT FROM NYLIM.

TO SIMPLIFY THE PROCESS OF UPDATING THE POLICY, THESE FIRMS ARE NOT SPECIFICALLY DEFINED IN THE POLICY AND ARE BEING PRESENTED HERE FOR INFORMATIONAL PURPOSES ONLY.

I.    AUTHORIZED SERVICE PROVIDERS WITH ACCESS TO NON-PUBLIC HOLDINGS DATA:

      -     CUSTODY BANKS:
      o     BANK OF NEW YORK
      o     STATE STREET
      -     INDEPENDENT AUDITORS:
            o     KPMG
            o     PWC
      - RUSSELL MELLON- Receives holdings for select funds shortly after month-end close in order to calculate portfolio statistics for shareholder reports and Board use.
      - PROXY VOTING AND PRICING SERVICES SUCH AS ISS, LPC, IDC, ETC - Receive only security identifiers such as CUSIP numbers without any indication as to what portfolio they are held in.
      - PRINCETON FINANCIAL SYSTEMS (Portfolio accounting ("PAM") system developer) - Occasionally may have access to complete holdings when trouble shooting a system problem.
      -     MERRILL CORPORATION - Produces our quarterly fund fact sheets.

II. THIRD-PARTY VENDERS THAT REGULARLY RECEIVE TRANSMISSIONS OF PORTFOLIO HOLDINGS DATA ONCE THE INFORMATION BECOMES PUBLIC

            1.    Bloomberg
            2.    Morningstar
            3.    S&P
            4.    Thomson
            5.    Lipper


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                               MACKAY SHIELDS LLC
                      INFORMATION SECURITY & PRIVACY POLICY

A.    BACKGROUND

The Securities and Exchange Commission's Privacy Rule, REGULATION S-P, requires registered investment advisers like MacKay Shields LLC ("MacKay Shields" or the "Firm"), to protect the financial privacy of their customers and employees and to adopt policies and procedures that address administrative, technical, and physical safeguards for customer information. The safeguards should be reasonably designed to: (1) ensure the security and confidentiality of customer records and information; (2) protect against any anticipated threats or hazards to the security or integrity of customer records and information; and (3) protect against unauthorized access to or use of customer records or information that could result in substantial harm or inconvenience to any customer. The Rule also requires the proper disposal of customer and employee consumer report information. Accordingly, MacKay has developed an Information Security and Privacy Policy (the "Privacy Policy") as set forth below.

B.    CATEGORIES OF INFORMATION

The privacy rule defines three basic categories of information:

      1. Publicly available information - any information that the firm believes is lawfully made available to the general public from three types of sources: information from official government records; information from widely distributed media, such as telephone books or newspapers; and information that is disclosed to the general public as required by law, such as securities disclosure documents.

      2. Personally identifiable financial information - any information the firm collects about a consumer (prospective client) in conjunction with providing a financial product or service. This includes information provided by the consumer during the application process when entering into an investment advisory contract, or obtaining a financial plan (e.g., name, phone number, address).

      3. Nonpublic personal information (this is the category of information protected by the privacy rule) - any personally identifiable financial information, and any list or description or groupings of consumers created from such information.

MACKAY SHIELDS LLC DOES NOT DISCLOSE OR SHARE ANY NONPUBLIC PERSONAL CLIENT INFORMATION TO ANYONE, EXCEPT AS REQUIRED BY LAW.

MacKay Shields uses UNAFFILIATED THIRD-PARTY SERVICE PROVIDERS for the purpose of supporting its advisory services provided to MacKay Shields clients. MacKay Shields provides these third parties with only the information necessary to carry out their assigned responsibilities and only for that purpose. To the extent that unaffiliated third-party service providers have access to "customer" information as defined under the SEC Privacy Rules, these parties must agree to comply with stringent security and privacy policies and procedures.


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Regulation S-P requires that contractual agreements between an investment adviser and nonaffiliated third party service provider include terms to ensure that the third party will maintain the confidentiality of any nonpublic personal client information it may receive concerning the adviser's consumers or customers. MacKay Shields will ensure that all service agreements that contain nonpublic personal "customer" information as defined under the SEC's Privacy Rule, contain adequate confidentiality contractual provisions ("Applicable Service Agreements"). In addition, for all Applicable Service Agreements MacKay Shields will request a copy of the service providers' privacy policies and procedures, and will provide a copy of MacKay Shields privacy policies and procedures to these entities and obtain written certification that they have read, understand and agree to adhere to MacKay Shields policy statement.

C.    CUSTOMER RELATIONSHIPS

The SEC takes the position that if an investment adviser is required to deliver a brochure under the "Brochure Rule," then a customer relationship exists, even in the absence of a written advisory agreement. The privacy rule does not apply to INSTITUTIONAL OR CORPORATE clients. Under the regulation, a consumer or a customer must be an individual. Therefore, a client that is not an individual (such as a pension plan, trust, corporation or limited partnership) is neither a consumer nor a customer of the adviser under the SEC Privacy Rule.

D.    PRIVACY NOTICES

MacKay Shields is required to provide to customers INITIAL AND ANNUAL PRIVACY NOTICES even though it does not share consumer information with anyone. For a customer, MacKay Shields will provide an initial privacy notice no later than the time of establishing the customer relationship. The notice will be incorporated within MacKay Shields disclosure brochure, which is included in MacKay Shields marketing brochure. In addition, MacKay Shields will provide an annual privacy notice to customers once every 12 consecutive months and each such period thereafter, as long as a customer relationship exists. Under the privacy rule, notices must be provided in writing or, if the customer agrees, in electronic form.

E.    PRIVACY PROTECTION STANDARDS

The privacy rule requires the adoption of policies and procedures that are reasonably designed to ensure the SECURITY and CONFIDENTIALITY of customer information. In addition, these policies and procedures must be designed to prevent unauthorized access to or use of customer records or information that could result in substantial harm or inconvenience to any customer.

To ensure that the systems that process and store information are operated and maintained in a secure and recoverable environment, safe from misuse, theft and foreseeable catastrophes, MacKay Shields has adopted the following policy and procedures:

      1.    ADMINISTRATIVE SAFEGUARDS (MANAGERS / EMPLOYEES)

      a) Information owned by MacKay Shields must be treated with the same care as any other firm asset. All employees are responsible for the protection of information.


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                                          Confidential and Proprietary Materials

      b) All employees must understand and adhere to the firm's Privacy Policy. MacKay Shields' Legal/Compliance Department will periodically train employees in this area as part of the Firm's general training program. At the time of hire, however, all new employees, including temps, must review the Privacy Policy, acknowledge their understanding and certify that they will comply with its requirements.

      c) Employees must safeguard information in their possession to prevent access by unauthorized individuals (e.g., conceal confidential client information). Departing employees must not take with them or disclose nonpublic customer information.

      d) Management must protect non-public personal "customer" information used in their area, and ensure that all employees under their supervision understand and follow the firm's Privacy Policy.

      e) Management must limit access to client information to those employees that need access to the information to provide services to the client or conduct firm operations.

      f) To prevent unauthorized disclosure, employees should not give personal information out over the telephone or in response to an e-mail unless they have identified the person to whom they are communicating as either the client, a fiduciary representative of the client, or a party that needs information to complete a transaction for the client, (e.g., broker-dealers and custodians).

      g) Employees must report any attempted violations of security controls to Mackay Shields' Legal/Compliance Department.

      2.    PHYSICAL SAFEGUARDS

      a) Client information should not be left in offices or conference rooms unattended.

      b) Make sure all client records are appropriately secured at the end of the day.

      c)    Where applicable, lock door to office(s) at the close of business.

      d) Visitors should not be permitted to walk unattended in areas where client information is accessible.

      e) Destroy or shred documents containing client information prior to disposal.

      f) The building has established a security station on the ground floor, where all building employees are required to show passes and visitors are required to show identification and sign in for the tenant being visited.

      g) Regularly test any physical safeguards to confirm they are operating properly.

      h) Protect against destruction of customer information due to potential physical hazards, such as fire and water damage (i.e., smoke and water detectors).

      3.    TECHNICAL SAFEGUARDS (APPLICATION & DATA SECURITY)

      a)    All computer systems must limit access to authorized users.

      b) Access to client information must be restricted to those employees who need access to the information to service the client or conduct firm operations.


54
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                                          Confidential and Proprietary Materials

      c) Computer systems must be protected with individual user identifiers, each with a required password. Passwords must be kept confidential and secure.

      d)    PCs with access to client information should not be left unattended.

      e) Access privileges previously granted to those who are terminated or whose responsibilities change must be promptly revoked.

            All emails sent that contain nonpublic personal "customer" information should be accompanied with the following disclaimer:

            NOTICE: If received in error, please destroy and notify sender. Sender does not waive confidentiality or privilege, and use is prohibited.

      f) All facsimiles sent that contain nonpublic personal "customer" information should contain the following disclaimer on the fax cover:

            NOTICE: If received in error, please destroy and notify sender. Sender does not waive confidentiality or privilege, and use is prohibited.

      g) All computers should be protected with approved anti-virus software or hardware. All occurrences of computer viruses must be reported promptly.

      h) Computer hardware must be installed in areas with restricted access and either be physically secured or stowed in a locked area when not in use.

      i)    All systems/critical applications must be backed up each night.

F.    SHARING DATA WITH LAW ENFORCEMENT AGENCIES

As a result of the September 11, 2001 terrorist attacks on America, Congress and Washington's law enforcement and regulatory agencies requested from financial institutions all financial data that could lead investigators to individuals financing terrorism. In the event that any law enforcement, government or regulatory agency should request (hereinafter referred to as "Official Request") customer personal/financial information from MacKay Shields for investigative purposes, MacKay Shields will fully comply with such Official Requests and will provide the information under the following guidelines:

      a) The Legal/Compliance Department should be immediately notified of any Official Requests for customer personal information;

      b) MacKay Shields will fully cooperate with law enforcement agencies and their investigative government authorities in terms of sharing customer information. The Legal/Compliance Department must first verify that such authorities are employed with the government agency, and/or be provided with a signed judicial subpoena or compliance certificate from the law enforcement agency; and

      c) MacKay Shields will only provide the specific information requested, and not provide any additional or unsolicited information.


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G.    DISPOSAL OF CUSTOMER AND EMPLOYEE CONSUMER REPORT INFORMATION

      1. If MacKay Shields desires to dispose of "consumer report information", it will use methods of disposal that are reasonably designed to protect against unauthorized access or use. Accordingly, written consumer report information will be shredded so that it may not be read or reconstructed and electronic media that contain consumer report information will be erased or destroyed prior to disposal, sale or donation.

      2. These disposal procedures apply both to consumer report information of customers and employees. "Consumer report information" is any record about an individual, whether in paper, electronic or other form, that is a consumer report or is derived from a consumer report. A consumer report is any written or other communications of any information by a consumer reporting agency bearing on a customer or employee's credit worthiness, credit standing, credit capacity, character, general reputation, personal characteristics, or mode of living. A consumer report would also include a compilation done by MacKay Shields of various consumer report records. Information that is publicly available is also subject to proper disposal.


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                                          Confidential and Proprietary Materials

                               MACKAY SHIELDS LLC
                      INFORMATION SECURITY & PRIVACY POLICY
                                  ATTACHMENT A

ACKNOWLEDGMENT

I have read and understand MacKay Shields' Information Security & Privacy Policy (the "Privacy Policy"). I recognize that the Privacy Policy applies to me and I agree to comply in all respects with the requirements described therein. If I become aware of any inconsistencies between the stated requirements and the firm's practices, I will immediately inform my manager and the Legal/Compliance Department of such inconsistency(ies). I understand that any material and willful or negligent violation of the Privacy Policy may result in serious disciplinary actions being brought against me, up to and including possible dismissal from the Firm.

-----------------------------------       -----------------------------------
Name                                            Title


-----------------------------------       -----------------------------------
Signature                                       Date


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                               MACKAY SHIELDS LLC

                      INFORMATION SECURITY & PRIVACY POLICY

                                  ATTACHMENT B

           INFORMATION SECURITY PROGRAM (ISP) POLICIES AND PROCEDURES
                                       FOR
                      MACKAY SHIELDS AFFILIATED HEDGE FUNDS

Investors in unregistered investment companies that are affiliated with MacKay Shields (the "Hedge Funds") have provided the Firm and its related entities with nonpublic personal information that is protected by regulations promulgated under the Gramm-Leach-Bliley Act (the "Regulations"). Accordingly, as a supplement to MacKay Shields general Privacy Policy, the firm has developed a separate Information Security Program ("ISP") governing its investment management activities in this area. The ISP sets forth standards for maintaining administrative, technical and physical safeguards to (1) ensure the security and confidentiality of protected nonpublic personal information, (2) protect against any anticipated threats or hazards to the security of such information and (3) protect against unauthorized access to or use of such information.

A.    INFORMATION SECURITY PROGRAM ADMINISTRATOR.

      1. The Firm designates the Chief Compliance Officer or his designee as the person responsible for administering the ISP (the "Program Administrator"). As required by the Regulations, the Program Administrator is responsible for the Firm's information security compliance efforts and, accordingly, all inquiries from and reports by the Firm's personnel pertaining to Firm information security should be directed to the Program Administrator.

      2. The Program Administrator will be responsible for: (i) assessing existing risks to nonpublic personal information; (ii) developing ways to manage and control such risks; (iii) monitoring third-party vendor arrangements to ensure information security; and (iv) testing and revising the Program in light of relevant changes in technology and threats to client information.

B.    IDENTIFICATION OF INTERNAL AND EXTERNAL RISKS TO CUSTOMER INFORMATION.

The Program Administrator will review all foreseeable internal and external risks to information security with key Firm operations, management and risk control personnel in all areas of the Firm's operations. The Program Administrator will assess the likelihood and potential damage of these threats, the sufficiency of any safeguards in place to control such risks and, where appropriate, revise policies and procedures to address such risks.

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                                          Confidential and Proprietary Materials

      1. The Program Administrator will meet with all Firm personnel periodically to review and implement the Program. The Program Administrator will be available for questions from Firm personnel as to the application of the Program. Based upon the information gathered by performing the risk assessments, and as changes in laws or regulations require, the Program Administrator will assess the need for, and arrange for, training of Firm personnel, and will provide policy and procedure updates as may be necessary to ensure that the Program is properly implemented.

      2. The Program Administrator will ensure that the Firm (i) takes reasonable steps in selecting, maintaining, upgrading and periodically testing the security protections of the information systems (including physical protection, network firewalls, relevant software, information processing, storage, transmission and disposal systems and arrangements); and (ii) employs appropriate password protection and encryption of electronic information where necessary, including while such information is in transit or stored on a network or system to which unauthorized persons may have access.

      3. The Program Administrator will ensure that all information systems and networks containing, or otherwise affecting, protected information have appropriate access controls, as well as detection, prevention and response mechanisms against attacks, intrusions, or other system failures that might materially affect the security of protected information. User login information and account management changes are frequently audited. Internal access to clients systems is protected through frequently updated password assignments. Finally, anti-virus software is updated on a daily basis on both workstations and servers.

C.    DESIGN AND IMPLEMENTATION OF SAFEGUARDS.

Based upon the policies and procedures provided under the Program, the Program Administrator will design and/or arrange for the provision of all necessary and appropriate technical and administrative safeguards for protected information and will regularly test and monitor the effectiveness of such controls, systems and procedures.

D.    VENDOR ARRANGEMENTS.

The Program Administrator will review all current and prospective vendor arrangements with respect to persons who, through their service to the Firm, will receive, maintain, process or otherwise be permitted to access protected information. In reviewing such arrangements, the Program Administrator will attempt to ensure that:

      1. the Firm selects and retains service providers who are capable of maintaining appropriate safeguards on protected information; and

      2. all contracts with service providers provide that the vendor maintain the confidentiality of protected information and that protected information only be used as necessary under the vendor contract.

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                                          Confidential and Proprietary Materials

E.    EVALUATION AND UPDATE OF THE PROGRAM.

The Program Administrator will periodically, as necessary or appropriate, revise or update the Program based on (i) results of testing and monitoring pursuant to the Program; and (ii) material changes to the business and operation of the Firm.

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                                          Confidential and Proprietary Materials

                               MACKAY SHIELDS LLC

                          GIFTS & ENTERTAINMENT POLICY

I.    GENERAL POLICY AND BUSINESS STANDARDS

      It is the policy and business standards of MacKay Shields LLC ("MacKay") to conduct all of its business on a sound and ethical basis. We will procure goods and services and sell our services on an impartial and objective basis, free from outside influence. Our business transactions should be free from perception that favorable treatment was sought, received or given as a result of furnishing or receiving gifts, favors, services, hospitality, entertainment or any similar gratuity (collectively referred to hereinafter as "Gift/Entertainment"). Accordingly, employees of MacKay are permitted to give a Gift/Entertainment to, or receive such from, any individual, enterprise or organization which conducts or seeks to conduct business with MacKay, or which competes with MacKay, only if all of the following are met:

      (1)   to do so would be consistent with accepted good business practices;

      (2) the Gift/Entertainment could not be construed as a bribe, would not corrupt the judgment of the recipient, and does not obligate the recipient in any way;

      (3) public disclosure of the Gift/Entertainment would not embarrass MacKay; and

      (4)   the Gift/Entertainment is not in the form of cash or its equivalent.

Employees should not solicit gifts or contributions from vendors that will not directly benefit MacKay. Officers and managers who negotiate contracts for goods and services have an obligation to obtain the best possible contracts on behalf of the firm. Occasionally, a vendor as an inducement offers goods and services not directly related to those required by MacKay. If at all possible, the contract should be renegotiated to fold in and take advantage of the inducement. In any event, these unrelated goods and services are the property of MacKay, and should not be used to personally benefit individual employees.

Employees occasionally may ask outside vendors and firms to donate funds or buy tables or tickets at fund-raising events for charitable organizations. Employees should not imply or suggest that current or future business depends in any way on such a donation.

II.   SUMMARY OF LEGAL AND REGULATORY REQUIREMENTS

In addition to its own self-imposed standards of business conduct, MacKay, as a registered investment adviser and fiduciary (4), must comply with specific regulatory requirements that limit or restrict the giving or receiving of gifts and/or entertainment. Accordingly, as an employee of Mackay, you have a duty to ensure that your actions are completely free from any conflict with the interests of our advisory clients.

----------

4 MacKay is registered as an investment adviser with the United States Securities and Exchange Commission and provides investment advisory services to two registered investment companies and many employee retirement plans. MacKay is a fiduciary under applicable federal laws (i.e., the Investment Advisers Act of 1940, the Investment Company Act of 1940 and the Employee Retirement Income Security Act respectively) and must avoid any conflict with our advisory clients.

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One such possible conflict of interest is either the acceptance or offer of gifts and/or entertainment from third parties with which we do business. We must always avoid any activity that gives rise to a question as to whether our objectivity as fiduciaries has been compromised. Even if an actual conflict of interest does not exist, the mere appearance of a conflict of interest may result in our clients' loss of confidence in us. In an effort to protect our employees and the firm from possible charges of conflict of interest, MacKay has adopted the following Gift & Entertainment Policy (the "G&E Policy").

III.  GIFT & ENTERTAINMENT POLICY

      As an initial matter, the G&E Policy distinguishes between "gifts" and "entertainment". Gifts are items (or services) of value that a third party provides to you (or you to them) where there is no business communication involved in the enjoyment of the gift. Examples of gifts include: flowers sent for a special occasion, fruits and candies sent around the holidays, tickets to a ball game for you and your child. Entertainment, on the other hand, contemplates that the giver of the item of value participates with the recipient in the enjoyment of the item. Entertainment is only appropriate when used to foster and promote business relationships with the Company. Entertainment that does not further the Company's interests is not appropriate.

      In order to determine whether an item given or received is a gift or entertainment, it is necessary to evaluate the participation of the individual who offered the item of value. Thus, a particular item could be either a gift or entertainment depending upon the facts and circumstances. Using an example described above, tickets to a ball game that were given to you would be considered a gift, if the use of those tickets was limited to you and your child. However, if you went to the game with the person who gave you the tickets, this would be classified as entertainment. It is expected that gifts will be infrequently offered and/or accepted and only in special circumstances. Supervisors will be expected to closely scrutinize all gift activity.

      A.    Gifts

      1. All GIFTS (except promotional materials valued at under $50.00) that you give or receive from a third party that does business with MacKay, its affiliates or its clients, must be approved by the employee's Division Head and recorded on the firm's master gift log maintained by the Legal/Compliance Department. Accordingly, any employee that gives or receives any such gift (other than an item specifically exempted because it is valued at less than $50.00) must complete a "Gifts and Entertainment Report" (See Attachment A), and forward that report to the Legal/Compliance Department. In addition to the reporting requirement of "outside" gifts, if a manager awards goods and services to an employee (other than a traditional "congratulatory gift" such as baby shower gift or marriage gift etc.), it shall be considered a reportable gift under this policy and must be reported on the firm's master gift log.

      2. You may not accept any gift with a value in excess of $100 without the prior written approval of your supervisor. (Commemorative gifts relating to business transactions, e.g., Lucite tombstones are exempt from this requirement).(5) Should you be unaware of the item's value, or are unable to seek approval before taking possession of the item, please note that you may be asked to return the gift if you accepted it before receiving approval. As stated above, gifts are not expected to be frequently given or received by MacKay employees.

----------

5 To avoid any confusion or doubt, "prior" approval is not required for any gift valued at $100.00 or less.

62
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                                          Confidential and Proprietary Materials

      B.    Entertainment

      1. All ENTERTAINMENT given to or received from a third party that does business with MacKay, its affiliates or its clients, must be approved by the employee's Division Head and recorded on the firm's master gift log. Exempted from this approval and reporting requirement are meals valued at $100.00 or less per person and any meal received by an employee during the course of his/her attendance of a "road-show" sponsored by an investment bank/issuer. Any entertainment that requires reporting must be made through the completion of a Gifts and Entertainment Report that must be filed with the Legal/Compliance Department.

      2. Wherever possible, every MacKay employees should seek permission from his/her Division Head before giving or accepting any ENTERTAINMENT valued at more than $100.00 (excluding meals), from any third party that does or seeks to do business with MacKay, its affiliates or its clients. Examples of the types of entertainment that should normally afford an employee the opportunity to seek and obtain advanced supervisory approval would include a golf outing or invitation to a company sponsored holiday party.

IV.   INVESTMENT PERSONNEL OF MUTUAL FUNDS AND REGISTERED REPRESENTATIVES

      A.    Investment Personnel of Mutual Funds

      MacKay employees who, in connection with their regular functions or duties, make or participate in making recommendations regarding the purchase or sale of securities for registered mutual funds are deemed "Investment Personnel" under applicable securities laws (i.e., analysts and portfolio managers). As such, Investment Personnel are limited to accepting de minimis GIFTS from those third parties with which they do business. As a general rule, gifts valued at more than $50.00 would not be considered to be de minimis.

      B.    Registered Representatives

      MacKay employees who are registered representatives (e.g., Series 6 or 7) of an associated broker-dealer (i.e., NYLIFE Securities. Inc. or NYLIFE Distributors, Inc.) are prohibited from giving or receiving "anything of value" from any other person when the gratuity is in relation to the registered person's business activities. Excepted from this prohibition are GIFTS of up to $100.00 per year (in the aggregate) and certain occasional ENTERTAINMENT such as a meal, ticket to a sporting event or theater or a comparable type of entertainment (i.e., golf outing). Accordingly, every MacKay employee who is also a registered representative, must obtain PRIOR WRITTEN approval from the Legal/Compliance Department before giving or receiving any GIFT from a third party that does business with MacKay, its affiliates or its clients. It is only through this strict approval process can the firm ensure that all such gifts are appropriately monitored.

V.    QUARTERLY CERTIFICATION

      On a quarterly basis, every MacKay employee will be required certify their compliance with the G&E Policy by completing a "Quarterly Report on Gifts and Entertainment" (See attached Exhibit N).

VI.   PUBLIC FUND RESTRICTIONS

      There are significant restrictions on Gifts and Entertainment that may be accepted by Federal, State and Local Government officials. Because local laws vary and frequently change on a state by state and municipality by municipality basis, every employee that seeks to provide a public fund official with

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                                          Confidential and Proprietary Materials

any gift or entertainment regardless of value), must obtain PRE-CLEARANCE of that item from compliance. As a guide, you should consult and follow your copy of the "Summary of State Gift Laws" and contact the Legal/Compliance Department with any approval requests or questions.

VII.  POLITICAL ACTIVITIES

      MacKay Shields encourages its employees to be actively involved in the civic affairs of the communities in which they live. When speaking on public issues, however, employees should do so only as individual citizens of the community and must be careful not to create the impression that they are acting for, or representing the views of MacKay.

      Company contributions, direct or indirect, to any political candidate or party, or to any other organization that might use the contributions for a political candidate or party are prohibited, unless approved by the Compliance Committee. MacKay encourages employees to make individual, voluntary contributions to candidates.

      Although every employee is responsible for compliance with this G&E Policy, for your convenience, a summary of this policy is attached hereto as Exhibit O. If you have any questions regarding the foregoing, please feel free to contact the Legal/Compliance Department.

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                                          Confidential and Proprietary Materials


                               MACKAY SHIELDS LLC
                         GIFTS AND ENTERTAINMENT POLICY
                                    EXHIBIT M

TO:      CHIEF COMPLIANCE OFFICER

                        REPORT OF GIFTS AND ENTERTAINMENT

Employee Reporting:               Employee Initials:               Supervisor Initials:
                   --------------                   --------------                     --------------

Please check one:                                                  Compliance Officer Initials:
                                                                                               --------------

Provider of Gift/Entertainment:             [ ]
Recipient of Gift/Entertainment:            [ ]

                      THIRD PARTY             ITEMS PROVIDED OR                            RELATIONSHIP WITH
                PROVIDER/RECIPIENT (E.G.,      RECEIVED (E.G.,     APPROXIMATE VALUE OF       PROVIDER OR       BUSINESS REASONS FOR
     DATE          BROKER OR DEALER)         DINNER OR CONCERT)      EACH ITEM ($)             RECIPIENT        GIVING OR ACCEPTING
     ----          -----------------         ------------------      -------------             ---------        -------------------



                                          Confidential and Proprietary Materials

                               MACKAY SHIELDS LLC
                           GIFT AND ENTERNMENT POLICY
                                    EXHIBIT N

                   QUARTERLY REPORT ON GIFTS AND ENTERTAINMENT

Statement to MacKay Shields LLC by
                                  ----------------------------------------------
                                           (PLEASE PRINT YOUR FULL NAME)

For the calendar quarter ended
                              --------------------------------------------------

In connection with the firm's Gifts and Entertainment policies, the following is a list of all payments or items of value I have given to or received from Third Parties (defined for this purpose as any individuals, enterprises or organizations which conduct or seek to conduct business with MacKay Shields LLC, or which compete with the firm) during the quarter THAT WERE NOT PREVIOUSLY REPORTED TO THE COMPLIANCE DEPARTMENT. Examples of reportable items would include, but are not limited to: all gifts or entertainment (e.g., tickets to the theater or sporting events, golf fees or meals in excess of $100 per person, etc.), favors, services, hospitality, or any similar gratuity. I understand that I do not have to report certain individual gifts that are valued at under $50 or individual meals that are valued at under $100 per person.

          P = Provider of
        Gift/Entertainment
          R = Recipient of                                           ITEMS PROVIDED OR      APPROXIMATE   RELATIONSHIP WITH PROVIDER
        gift/Entertainment      THIRD PARTY PROVIDER/RECIPIENT   RECEIVED (E.G., DINNER   VALUE OF EACH    OR RECIPIENT REASONS FOR
 DATE   (Indicate "P" or "R")      (E.G., BROKER OR DEALER)            OR CONCERT)           ITEM ($)        GIVING OR ACCEPTING
 ----   ---------------------      ------------------------            -----------           --------        -------------------





Attach additional sheets if necessary.

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

                                          Confidential and Proprietary Materials

I hereby certify that I have disclosed to MacKay Shields LLC all required gifts, entertainment and other payments that I have given to or received from third parties during the quarter.

Date:                                   Signature:
     -----------------------                      ------------------------------


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                                          Confidential and Proprietary Materials

                               MACKAY SHILEDS LLC
                           GIFT AND ENTERTAINEXHIBIT O

                     SUMMARY OF GIFTS & ENTERTAINMENT POLICY

1. The gift or entertainment must be consistent with good business practice, could not be construed as a bribe or corrupt the judgment of the recipient, does not obligate the recipient in any way and would not embarrass MacKay-Shields. Excessive gift or entertainment activity is not appropriate. Whether activity is excessive will be made on a case-by-case basis by your supervisor in consultation with the Compliance Department if needed. As professionals you are expected to use your best judgment in evaluating whether the frequency or magnitude of any activity is improper.

2. Gifts exceeding a value of $50 and individual meals exceeding $100 must be approved by your supervisor and reported to the Legal/Compliance Department on the form attached hereto as Exhibit M. Each employee will be required to file quarterly a certification, in the form attached as Exhibit N, stating the employee has complied with the above requirements.

3.   The giving or receipt of cash or its equivalent is not permitted.

4. Any expenses or receipts exceeding $100 must be approved by the employee's Division Head.

5. THE G&E POLICY RELATING TO GOVERNMENT/PUBLIC FUND OFFICIALS IS SUBJECT TO A SEPARATE POLICY. THAT POLICY IS SIGNIFICANTLY MORE RESTRICTIVE THAN THE POLICIES SET FORTH ABOVE. CONTACT COMPLAINCE IMMEDIATELY WHEN PRESENTED WITH SITUATIONS INVOLVING GIFT OR ENTERTAINMENT OF GOVERNMENT OFFICIALS.

6.   As general rule, employees should not solicit gifts.

7. Goods and services offered to you relating to contracts should be used to benefit MacKay Shields (if at all possible) and not individuals.

8. Additional restrictions apply to Registered Representatives of NYLIFE Securities Inc., NYLIFE Distributors, Inc. (collectively "Registered Representatives) and Investment Personnel for the mutual funds:

     a)   Registered Representatives

          Registered Representatives (in such capacity) may not receive or provide compensation or items of material value for the sale of securities from or to any organization or individual other than NYLIFE Securities Inc. or NYLIFE Distributors, Inc. without the prior approval of the Legal/Compliance Department

b)


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

                                          Confidential and Proprietary Materials

               Investment Personnel for the Mutual Funds

          Investment Personnel for the mutual funds may not accept gifts, other than de minimis gifts, from persons doing business with or on behalf of the Funds. As a general rule, gifts valued in excess of $50.00 may not be accepted.

OUR MOST VALUABLE ASSET IS OUR REPUTATION. IT IS EVERY EMPLOYEE'S RESPONSIBILITY TO SAFEGUARD THAT REPUTATION. THIS G&E POLICY IS DESIGNED TO GIVE YOU GUIDANCE AS TO WHAT IS APPROPRIATE ACTIVITY IN THE AREA OF GIFT & ENTERTAINMENT. SHOULD YOU HAVE ANY QUESTIONS CONCERNING THE G&E POLICY, PLEASE CONTACT THE LEGAL/COMPLIANCE DEPARTMENT IMMEDIATELY.


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